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                                                                     EXHIBIT 3.1

                          Certificate of Incorporation
                               NetCreations, Inc.
                under Section 402 of the Business Corporation Law

The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation.

1. The name of this New York corporation is NetCreations, Inc.

2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Section 402 of the Business Corporation Law. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3. The county within New York in which the office of the Corporation is to be located is Kings County.

4. The Corporation shall have the authority to issue 2000 shares of common stock, par value $.01 per share.

5. The Secretary of State is designated as agent of the Corporation upon whom process against the Corporation may be served. Any service of process against the Corporation served on the Secretary of State shall be mailed to the Corporation at the following address:

                               47 Joralemon Street
                               Brooklyn, NY 11201

6. The directors shall be protected from personal liability to the fullest extent permitted by law.

7. The registered agent in New York upon whom process against the Corporation may be served is:

                               Rosalind B. Resnick
                               47 Joralemon Street
                               Brooklyn, NY 11201

IN WITNESS WHEREOF, this Certificate has been subscribed on January 9, 1996 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                   /s/ Johnny C. Rodriguez
                                   -----------------------------------------
                                   Johnny C. Rodriguez, Incorporator
                                   401 Ocean Drive, Suite 312
                                   Miami Beach, FL 33139